As filed with the Securities and Exchange Commission on June 3, 1999
                                                     Registration No. 333-____
________________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                                SHOWPOWER, INC.
            (Exact name of registrant as specified in its charter)

                    DELAWARE                                    95-4678707
          (State or other jurisdiction                       (I.R.S. Employer
        of incorporation or organization)                   Identification No.)

             18420 S. SANTA FE AVENUE,
           RANCHO DOMINGUEZ, CALIFORNIA                           90221
    (Address of Principal Executive Offices)                   (Zip Code)

                                SHOWPOWER, INC.
                     1998 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plans)

                                JOHN J. CAMPION
                            CHIEF EXECUTIVE OFFICER
                                SHOWPOWER, INC.
            18420 S. SANTA FE AVENUE, RANCHO DOMINGUEZ, CALIFORNIA
                    (Name and address of agent for service)

                                (310) 604-9676
         (Telephone number, including area code, of agent for service)

                                   COPY TO:
                               David C. Worrell
                                Baker & Daniels
                     300 North Meridian Street, Suite 2700
                       Indianapolis, Indiana 46204-1782
                                (317) 237-0300

                        CALCULATION OF REGISTRATION FEE

   TITLE OF SECURITIES    AMOUNT TO BE         PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
    TO BE REGISTERED     REGISTERED (1)   OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE
                                                    (2)                      (2)
Common Stock,                 434,500              $4.00  (3)           $1,738,000  (3)           $483.17  (3)
$0.01 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Showpower, Inc. 1998 Stock Option and Incentive Plan (the "Plan") are to be offered at not less than fair market value of one share of Common Stock of Showpower, Inc. on the date the options are granted, and shares offered pursuant to nonqualified stock options granted under the Plan are to be offered at not less than 85% of the fair market value of one share of Common Stock of Showpower, Inc. on the date the options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by The American Stock Exchange ("AMEX") on May 26, 1999.

   This Registration Statement is filed to register additional shares under an employee benefit plan pursuant to Instruction E of Form S-8. The Registrant's Registration Statement on Form S-8, Registration No. 333-60709, is incorporated herein by reference.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on May 27, 1999.

                                    SHOWPOWER, INC.


                                    By:
                                         John J. Campion
                                         Chief Executive Officer


                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of John J. Campion and Jeffrey B. Stone, each with full power of substitution, to execute in the name and on behalf of such person any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of John J. Campion and Jeffrey B. Stone, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

     Signatures                            Capacity                   Date

/S/ JOHN J. CAMPION      Chief  Executive Officer and Director    May 27, 1999
  John J. Campion        (Principal Executive Officer)
/S/ MICHAEL W. CRABBE    Vice President/Chief Financial Officer   May 27, 1999
 Michael W. Crabbe       (Principal Financial Officer and
                         Principal Accounting Officer)
/S/ JEFFREY B. STONE     Chairman of the Board                    May 27, 1999
  Jeffrey B. Stone
/S/ JOSEPH A. ADES       Director                                 May 27, 1999
  Joseph A. Ades
/S/ ERIC C. JACKSON      Director                                 May 27, 1999
  Eric C. Jackson

                               INDEX TO EXHIBITS

           Exhibit                                             DESCRIPTION OF EXHIBIT
             NO.
             4.1              Certificate of Incorporation of the Registrant, as amended to date.  (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Registration
                              Statement on Form SB-2 (Registration No. 333-50595) is incorporated herein by reference.)
             4.2              By-Laws of the Registrant, as amended to date.  (The copy of this Exhibit filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2
                              (Registration 333-50595) is incorporated herein by reference.)
           4.3(a)             1998 Stock Option and Incentive Plan.  (The copy of the Exhibit as filed as
                              Exhibit 10.1 to the Company's Registration Statement on Form SB-2
                              (Registration 333-50595) is incorporated herein by reference.)
           4.3(b)             First amendment to the Registrant's 1998 Stock Option and Incentive Plan.
              5               Opinion of Baker & Daniels regarding legality of the securities being registered.
            23.1              Consent of Deloitte & Touche LLP.
            23.2              Consent of Baker & Daniels (included in Exhibit 5).
             24               Powers of Attorney (included on the Signature Page of the Registration
                              Statement).